Prologis Supplemental Information Fourth Quarter 2022 Unaudited Pharr Bridge Industrial Ctr #8, Reynosa, Mexico

Highlights 1 Company Profile 2 Company Performance 4 Prologis Leading Indicators and Proprietary Metrics 5 Guidance Financial Information 6 Consolidated Balance Sheets 7 Consolidated Statements of Income 8 Reconciliations of Net Earnings to FFO 9 Reconciliations of Net Earnings to Adjusted EBITDA Operations 10 Overview 11 Operating Metrics 13 Operating Portfolio 16 Customer Information Capital Deployment 17 Overview 18 Development Stabilizations 19 Development Starts 20 Development Portfolio 21 Third Party Acquisitions 22 Dispositions and Contributions 23 Land Portfolio Strategic Capital 25 Overview 26 Summary and Financial Highlights 27 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 28 Non-GAAP Pro-Rata Financial Information Capitalization 29 Overview 30 Debt Components - Consolidated 31 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 32 Components Notes and Definitions 34 Notes and Definitions Contents 4Q 2022 Supplemental

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. 4Q 2022 Supplemental Overview Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2022, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.2 billion square feet (113 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,600 customers principally across two major categories: business-to-business and retail/online fulfillment. On October 3, 2022, Prologis completed the acquisition of Duke Realty Corporation (“Duke Realty”) for approximately $23 billion (through the issuance of equity and the assumption of debt). Therefore, our operating results include the Duke Realty properties from that date forward. 5,495 Buildings 1.2B Square Feet ~$39.0B Build Out of Land (TEI) U.S. 782M SF 86% of NOI*(A) Other Americas 80M SF 4% of NOI*(A) Europe 240M SF 8% of NOI*(A) Asia 111M SF 2% of NOI*(A)

Company Profile * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 4Q 2022 Prologis Share of NOI of the Operating Portfolio annualized. 4Q 2022 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income. Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. 4Q 2022 Supplemental Highlights 1 U.S.(D) Outside the U.S. U.S.(D) Outside the U.S. U.S.(D) Outside the U.S.

Company Performance * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation. 4Q 2022 Supplemental Highlights Net earnings attributable to common stockholders Core FFO attributable to common stockholders/unitholders* AFFO attributable to common stockholders/unitholders* 2

Net earnings attributable to common stockholders in millions Core ffo attributable to common stockholders/ unitholders* in millions affO attributable to common stockholders/unitholders* in millions Dividends and distributions in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation. Highlights Company Performance 4Q 2022 Supplemental 3

Lease Proposals in millions of square feet U.s. IBI activity index diffusion index, points New Lease negotiation Gestation in days U.S. space utilization * Please see our Notes and Definitions for further explanation. Highlights Prologis Leading Indicators and Proprietary Metrics* 4Q 2022 Supplemental Average 23 4 percent

Guidance (A) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Our guidance for 2023 is based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to “Forward-Looking Statements” and “Risk Factors” referred to in our reports filed with the Securities and Exchange Commission for more information. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation. 4Q 2022 Supplemental Highlights 5

Consolidated Balance Sheets 4Q 2022 Supplemental Financial Information 6

Consolidated Statements of Income 4Q 2022 Supplemental Financial Information 7

Reconciliations of Net Earnings to FFO* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 4Q 2022 Supplemental Financial Information 8

Reconciliations of Net Earnings to Adjusted EBITDA* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 4Q 2022 Supplemental Financial Information 9

Occupancy Customer Retention Same Store Change Over Prior Year - Prologis Share* Rent Change - Prologis Share * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operations Overview 4Q 2022 Supplemental Trailing four quarters – net effective 10

Operating Metrics – Owned and Managed Amounts exclusive of leases of less than one year, unless otherwise noted. 4Q 2022 Supplemental Operations 11

Operating Metrics – Owned and Managed * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 4Q 2022 Supplemental Operations CAPITAL EXPENDITURES Thousands, except for percentages SAME STORE INFORMATION Thousands, except for percentages PROPERTY IMPROVEMENTS TURNOVER COSTS ON LEASES COMMENCED COMPOSITION OF PORTFOLIO (by Unit Size) Free rent as a % of lease value – trailing four quarters 3.1% 3.0% 2.6% 2.4% 2.1% Occupancy 96.6% 98.5% 98.4% 99.8% Trailing four quarter average Per square foot ($) As a % of lease value Per square foot ($) 12

Operating Portfolio(A) – Square Feet, Occupied and Leased Data in the Operating Portfolio excludes non-strategic industrial properties acquired due to our intent not to hold long-term. These properties are classified as Other Real Estate Investments. This data excludes 24 million square feet related to non-strategic industrial properties. 4Q 2022 Supplemental Operations 13

Operating Portfolio – NOI* and Gross Book Value * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. This data excludes $31 million of NOI related to non-strategic industrial properties. 4Q 2022 Supplemental Operations 14

Operating Portfolio – Summary by Division * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 4Q 2022 Supplemental Operations 15

Customer Information We have signed leases, which were due to expire in 2023, totaling 46 million square feet in our owned and managed portfolio (3.7% of total net effective rent) and 28 million square feet on a Prologis share basis (3.4% of total net effective rent). These are excluded from 2023 expirations and are reflected in the new year of expiration. 4Q 2022 Supplemental Operations 16

Development Starts (TEI) in millions Development Stabilizations (TEI) dollars in millions Acquisitions(a) and M&A Activity in millions Land Portfolio in millions This data excludes all acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Capital Deployment Overview – Prologis Share 4Q 2022 Supplemental Outside the U.S. U.S. 17

Development Stabilizations TEI amount includes development stabilizations on yards, parking lots and other non-industrial assets that will be included in Other Real Estate Investments upon completion. 4Q 2022 Supplemental Capital Deployment 18

Development Starts TEI amount includes development starts on yards, parking lots and other non-industrial assets that will be included in Other Real Estate Investments upon completion. 4Q 2022 Supplemental Capital Deployment 19

Development Portfolio TEI amount includes development on yards, parking lots and other non-industrial assets that will be included in Other Real Estate Investments upon completion. 4Q 2022 Supplemental Capital Deployment 20

Third Party Acquisitions A. This data excludes the acquisition of Duke Realty. 4Q 2022 Supplemental Capital Deployment 21

Dispositions and Contributions 4Q 2022 Supplemental Capital Deployment 22

Land Portfolio – Owned and Managed 4Q 2022 Supplemental Capital Deployment 23

Land Portfolio – Summary and Roll Forward Amounts include approximately 3,600 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. 4Q 2022 Supplemental Capital Deployment 24

Third party aum dollars in billions third Party Fee Related and promote revenue in millions Fee related earnings annualized* in millions Net Promote income dollars in millions This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Strategic Capital Overview 4Q 2022 Supplemental 87.2% 90.1% 91.4% 94.9% 95.0% % Open end/Public 29.1 27.9 27.2 21.6 37.1 Trailing 3 year basis points of 3rd party AUM 25

Summary and Financial Highlights * The next promote opportunity is related to the Stabilization of individual development project(s). Values represent the entire venture at 100%, not Prologis’ proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Throughout this document we use the most recent public information for these co-investment ventures. 4Q 2022 Supplemental Strategic Capital 26

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)(A) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Values represent the entire venture at 100%, not Prologis’ proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. 4Q 2022 Supplemental Strategic Capital 27

Non-GAAP Pro-Rata Financial Information(A) * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. 4Q 2022 Supplemental Strategic Capital 28

Overview * This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation. Enterprise value is calculated using Prologis’ stock price of $112.73 as of December 31, 2022. Prologis’ stock price was $101.60 as of September 30, 2022. Mexico is included in the U.S. as it is U.S. dollar functional. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. 4Q 2022 Supplemental Capitalization ASSETS UNDER MANAGEMENT (dollars in millions) Enterprise Value(A) AUM by Geography Market Equity U.S. DOLLAR EXPOSURE (dollars in millions) Enterprise Value Debt U.S. Dollar(B) 34.4% U.S. Dollar (B) 87.1% Outside U.S. 12.9% Outside U.S. 65.6% DEBT BY CURRENCY- PROLOGIS SHARE UNENCUMBERED ASSETS – PROLOGIS SHARE: $93.4B (in billions) AUM by Ownership 29

Debt Components – Consolidated The maturities for the 2021 Global Facility ($480 million), 2022 Global Facility ($1,052 million) and the yen revolver ($7 million) are reflected at the extended maturity date, as the extension is at our option. The maturity of certain debt ($222 million) is reflected at the extended maturity dates as the extension is at our option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 29 for our market equity exposure by currency. 4Q 2022 Supplemental Capitalization 30

Debt Components – Noncontrolling Interests and Unconsolidated (A) Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated. The maturity of certain unsecured debt (Prologis Share $91 million) is reflected at the extended maturity dates as the extension is at the venture’s option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 29 for our market equity exposure by currency. 4Q 2022 Supplemental Capitalization 31

Components – Prologis Share * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 4Q 2022 Supplemental Net Asset Value 32

Components – continued Net Promote Income includes promote revenue of $30 million and expenses of $15 million for the quarter. 4Q 2022 Supplemental Net Asset Value 33

Notes and Definitions Prologis Park Venlo, Venlo, the Netherlands 4Q 2022 Supplemental

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